Exhibit (p)(2)

infusive

CODE OF ETHICS

APRIL 2019

THIS MANUAL IS THE PROPERTY OF INFUSIVE ASSET MANAGEMENT, INC. AND MUST BE RETURNED BY AN EMPLOYEE UPON THE
EMPLOYEE’S TERMINATION OF EMPLOYMENT. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL AND MUST NOT BE
REVEALED TO THIRD PARTIES.

CONTENTS

1	INTRODUCTION	1
1.1	PURPOSE	1
2	OVERSIGHT OF THE CODE OF ETHICS	1
2.1	REPORTING VIOLATIONS	2
2.2	SANCTIONS FOR FAILURE TO COMPLY WITH THE CODE OF ETHICS	2
2.3	CCO’S PRECLEARANCE REQUESTS	2
3	GIFTS AND ENTERTAINMENT	2
3.1	INTRODUCTION	2
3.2	GIFTS AND ENTERTAINMENT POLICY	2
3.3	PERMISSIBLE GIFTS AND ENTERTAINMENT	2
3.4	PRE-APPROVAL OF GIFTS	3
3.5	PRE-APPROVAL OF ENTERTAINMENT	3
3.6	REPORTING OF GIFTS AND ENTERTAINMENT	3
4	ANTI-BRIBERY POLICY AND PROCEDURES	4
4.1	ANTI-BRIBERY POLICY	4
4.1.1	FOREIGN CORRUPT PRACTICES ACT	4
4.1.2	FCPA RED FLAGS	4
4.1.3	PRECLEARANCE REQUIREMENT	4
5	POLITICAL CONTRIBUTIONS AND PAY TO PLAY	5
5.1	INTRODUCTION	5
5.2	PAY TO PLAY POLICY	5
5.3	PRE-APPROVAL OF POLITICAL CONTRIBUTIONS	5
5.4	NEW EMPLOYEE CERTIFICATION	6
6	EMPLOYEE INVESTMENT POLICY	6
6.1	GENERAL POLICY	6
6.2	DEFINITION OF COVERED ACCOUNT	6
6.3	DEFINITION OF NON-DISCRETIONARY ACCOUNT	7
6.4	DEFINITION OF REPORTABLE SECURITY	7
6.5	PROHIBITED TRANSACTIONS	7
6.6	PRE-APPROVAL OF LIQUIDATING TRADES	8
6.7	PRE-APPROVAL OF ALL TRADES	8
6.8	EXEMPTION FROM REPORTING ON AUTOMATIC INVESTMENT PLANS	8
6.9	REPORTING OF EMPLOYEE’S HOLDINGS AND TRANSACTIONS	8
6.9.1	INITIAL HOLDINGS REPORT	8
6.9.2	ANNUAL HOLDINGS REPORT	8
6.9.3	DUPLICATE BROKERAGE STATEMENTS (QUARTERLY TRANSACTION REPORT)	8
V6.9.4	NEW ACCOUNTS	9
6.10	LIMITED OFFERINGS	9
6.11	SPECIFIC ACCOUNT EXEMPTIONS	9

6.12	REVIEW AND RETENTION OF REPORTS	9
6.12.1	ESCALATION OF VIOLATIONS AND SANCTIONS	10
6.12.2	CONFIDENTIALITY	10
6.13	OUTSIDE BUSINESS ACTIVITIES POLICY	10
6.14	THE RESTRICTED LIST	10
7	INSIDER TRADING	11
7.1	INTRODUCTION	11
7.2	PENALTIES FOR INSIDER TRADING	11
7.3	DEFINITIONS	11
7.3.1	NONPUBLIC INFORMATION	11
7.3.2	MATERIAL INFORMATION	12
7.3.3	INSIDER AND TEMPORARY INSIDER	12
7.3.4	TIPPER / TIPPEE LIABILITY	12
7.4	BREACH OF DUTY	12
7.5	FIRM’S INSIDER TRADING POLICY	12
7.6	PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING	12
7.7	COMPLIANCE RESPONSIBILITIES	13
7.8	POLICY ON HANDLING MARKET RUMORS	13
7.8.1	OBJECTIVE AND GENERAL POLICY	13
7.8.2	PROHIBITED CONDUCT	13
7.8.3	“TESTING” PROCEDURE	14
7.8.4	RECORDKEEPING AND OVERSIGHT	14
8	WHISTLEBLOWER POLICY	14
8.1	INTRODUCTION	14
8.2	NON-RETALIATION POLICY	15
8.3	SEC’S WHISTLEBLOWER PROGRAM	15
APPENDIX A – EMPLOYEE ACKNOWLEDGEMENT OF RECEIPT AND COMPLIANCE ATTESTATION		16
APPENDIX B – POLITICAL CONTRIBUTION PRE-APPROVAL REQUEST FORM		16
APPENDIX C – NEW EMPLOYEE POLITICAL CONTRIBUTION DISCLOSURE FORM		19
APPENDIX D – LIQUIDATING TRADE PRE-APPROVAL REQUEST FORM		21
APPENDIX E – INITIAL/ANNUAL HOLDINGS REPORT		22
APPENDIX F – LIMITED OFFERINGS PARTICIPATION REQUEST FORM		24
APPENDIX G – OUTSIDE BUSINESS ACTIVITY PRE-APPROVAL AND INSIDER DISCLOSURE STATEMENT		26
DISCLAIMER		28

Date of Approval	Version
22 April 2019	1

1	INTRODUCTION

1.1	PURPOSE

The “Code of Ethics Rule” of the Investment Advisers Act of 1940 (the “Advisers Act”) requires investment advisers registered with the U.S. Securities and Exchange Commission (“SEC”) to adopt a written code of ethics. This Code of Ethics (the “Code”) sets forth standards of conduct expected for any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Infusive Asset Management, Inc. (“Infusive” or the “Firm”) or any other person who provides investment advice on behalf of the Firm and is subject to the Firm’s supervision and control (each an “Employee”). The Code reflects Infusive’s and each Employee’s fiduciary duty to the Firm’s Undertaking For the Collective Investment of Transferable Securities (“UCITS”), private funds, investors in its private funds, and separately managed accounts (collectively referred to herein as the “Clients”). The Code also addresses certain possible conflicts of interest and includes Infusive’s employee investment policy. The Code should be read in conjunction with Infusive’s Supervisory Procedures and Compliance Manual (the “Manual”).

The following standards of business conduct will govern the interpretation and administration of this Code:

•	The interests of the Clients must be placed first at all times;
•	All investment transactions (including personal investment transactions) must be conducted consistent with this Code, and in such a manner as to avoid any actual or potential conflict of interest, or any abuse of an Employee’s position of trust and responsibility;

•	Employees must not misrepresent Infusive or their role within the Firm;
•	Employees should not take inappropriate advantage of their positions with Infusive; and
•	Employees must comply with all applicable federal securities laws.

The Code is designed to cover a variety of circumstances and conduct. However, no policy or procedure can anticipate every possible situation. Consequently, Employees are expected not only to abide by the letter of the Code, but also to aspire to its spirit by upholding Infusive’s fundamental ideals that include integrity, honesty and trust.

Infusive may modify any or all of the policies and procedures set forth in the Code. Should revisions be made, Employees will receive written notification from the Chief Compliance Officer (the “CCO”).

Conrad Levy is Infusive’s CCO.

The Code should be kept by each Employee for future reference and its guidelines should be made an active part of the Employee’s normal course of business. In the event that an Employee has any questions regarding his or her responsibilities under the Code, he or she must contact the CCO.

2	OVERSIGHT OF THE CODE OF ETHICS

Each Employee must execute and return to the CCO the “Employee Acknowledgement of Receipt and Compliance Attestation” form attached hereto as Appendix A, upon hire and annually thereafter, certifying that he or she has read and understands the Code’s contents.

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2.1	REPORTING VIOLATIONS

All Employees must promptly report any violations of the Code and any federal securities laws to the CCO.

2.2	SANCTIONS FOR FAILURE TO COMPLY WITH THE CODE OF ETHICS

If it is determined that an Employee has committed a violation of the Code, Infusive may impose sanctions and/or take other action as deemed appropriate. These actions may include, among other things, disgorgement of profits, criminal or civil penalties, a letter of caution or warning, suspension or termination of employment, and/or notification to the SEC of the violations.

2.3	CCO’S PRECLEARANCE REQUESTS

In all circumstances requiring pre clearance under the Code, an Employee will provide written pre-approval to the CCO.

3	GIFTS AND ENTERTAINMENT

3.1	INTRODUCTION

It is Infusive’s policy generally that all Employees act in good faith and in the best interests of the Firm. To this end, Employees must not put themselves or the Firm in a position that would create even the appearance of a conflict of interest. If you have any doubts or questions about the appropriateness of any interests or activities, you should contact the CCO. Any interest or activity that might constitute a conflict of interest under this Code must be fully disclosed to the CCO so that a determination may be made as to whether such interest or activity should be disclosed to Clients, disposed of, discontinued or limited.

3.2	GIFTS AND ENTERTAINMENT POLICY

Employees giving or receiving gifts or entertainment to individuals or firms with whom the Firm does, or is likely to do, business with which may give the appearance of a conflict of interest. Infusive’s “Gifts and Entertainment Policy” distinguishes between a “Gift” and “Entertainment.” Gifts are items (or services) of value that a third party provides to an Employee (or an Employee to a third party) where there is no business communication involved in the enjoyment of the gift. Entertainment contemplates that the giver participates with the recipient in the enjoyment of the item or service. Entertainment is only appropriate when used to foster and promote business relationships for the Firm. Solicitation of Gifts and/or Entertainment from individuals or firms with whom Infusive does, or is likely to do, business with is unprofessional and is strictly prohibited. Meals and entertainment customarily associated with ethical business practices and cannot be reasonably interpreted by others as constituting an inducement to take a particular action is acceptable. If an Employee believes the meal or entertainment might be excessive, he or she must obtain pre-approval from the CCO.

3.3	PERMISSIBLE GIFTS AND ENTERTAINMENT

Employees may not receive a gift with a value (significantly) in excess of $250 from anyone with whom Infusive has or is likely to have any business dealings, except as follows:

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•	Meals and Entertainment customarily associated with ethical business practices and cannot be reasonably interpreted by others as constituting an inducement to take a particular action is acceptable.
•	Payment of out-of-town accommodation expenses by a sponsor of an industry, company or business conference held within the United States involving multiple attendees from outside the firm where your expenses are being paid by the sponsor on the same basis as those other attendees. Employees are required to obtain approval from one of the Board of Directors or the CCO prior to accepting out-of-town accommodations or travel expenses.
•	A business gift given to an Employee from a business or corporate gift list on the same basis as other recipients of the sponsor and not personally selected for an Employee (e.g., holiday gifts).
•	Gifts from a sponsor to celebrate or acknowledge a transaction or event that are given to a wide group of recipients and not personally selected for an Employee (e.g., closing dinner gifts, gifts given at an industry conference or seminar).

Spouses and other family members may at times attend business meals or entertainment. Trends and unusually high frequency and value of such situations should be monitored by the Employee to ensure that actual or apparent conflicts of interest are avoided.

This policy generally does not apply to meals or entertainment associated with events held for the purpose of raising funds for a particular charity. Gifts to charity at the request of Clients are permitted; however, if a gift to a charity included a benefit to a prospective or actual clients etc., the value of the benefit is subject to this policy.

3.4	PRE-APPROVAL OF GIFTS

Employees may not give or receive a Gift with a value in excess of $250 per year to or from each person or firm with whom Infusive has or is likely to have business dealings, unless pre-approved by the CCO. Employees may not give or accept an invitation from such parties that involves Entertainment that is excessive or not usual or customary. Furthermore, an Employee may under no circumstances receive or give cash or cash equivalent gifts, such as gift cards, gift certificates, or any item that can be used as, or alongside, hard currency. If an Employee is unable to judge the value of a Gift, whether a Gift is considered a cash equivalent, or believes that the Entertainment may be excessive, he or she must contact the CCO for guidance.

3.5	PRE-APPROVAL OF ENTERTAINMENT

As a general rule, Employees may not accept an invitation that involves entertainment that is excessive (significantly over $250 per instance) or not usual and customary. If an Employee believes the meal or entertainment might be excessive, he or she must obtain pre-approval from the CCO.

3.6	REPORTING OF GIFTS AND ENTERTAINMENT

Each Employee must notify the CCO promptly upon receiving or prior to giving a Gift or invitation for Entertainment. The CCO is responsible for recording the information on the Gift and Entertainment Log. In addition, Employees will be required to complete Quarterly Compliance Attestations to confirm that they are complying with Infusive’s Gifts and Entertainment Policy. Additionally, all cash and cash equivalent gifts must be forfeited to the CCO who will decide the best course of action of disposing of the gift, which may include, but is not limited to; returning the Gift to the giver or donating the gift to charity.

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4	ANTI-BRIBERY POLICY AND PROCEDURES

4.1	ANTI-BRIBERY POLICY

Infusive’s “Anti-Bribery Policy” prohibits Employees from offering payments, or anything else of value, to a government official that will assist the Firm in obtaining or retaining business or securing any improper business advantage, including making, promising or offering bribes to maintain existing business relationships or operations. Anyone at the Firm found to be violating Infusive’s Anti-Bribery Policy will be subject to disciplinary action, which may include termination. Infusive requires all Employees to report any suspicious activity that may violate the Anti-Bribery Policy to the CCO. An Employee’s failure to report known or suspected violations may itself lead to disciplinary action.

4.1.1	FOREIGN CORRUPT PRACTICES ACT

The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits individuals and companies from corruptly making or authorizing an offer, payment or promise to pay anything of value to a foreign official 1 for the purpose of influencing an official act or make a decision in order to obtain or retain business. The FCPA applies to all foreign officials and all employees of state-owned enterprises. The definition of foreign official is broadly interpreted by the SEC and the U.S. Department of Justice both of whom enforce the FCPA’s prohibitions.

Under the FCPA, both the Firm and its individual Employees can be criminally liable for payments made to agents or intermediaries “knowing” that some portion of those payments will be passed on to (or offered to) a foreign official. The knowledge element required is not limited to actual knowledge, but includes “consciously avoiding” the high probability that a third party representing the Firm will make or offer improper payments to a foreign official.

4.1.2	FCPA RED FLAGS

Investment advisers that engage foreign agents are expected to be attuned to any “red flags” in connection with the relationship, which may include:

•	The foreign country’s reputation for corruption;
•	Requests by a foreign agent for offshore or other unusual payment methods;
•	Refusal of a foreign agent to certify that it will not make payments that would be unlawful under the FCPA;
•	An apparent lack of qualifications;
•	Non-existent or non-transparent accounting standards; and
•	Whether the foreign agent comes recommended or “required” by a government official.

Sanctions for violating the FCPA may include fines for the firm and individuals and jail terms for individuals.

4.1.3	PRECLEARANCE REQUIREMENT

Employees are prohibited from giving anything of value to a foreign official without the CCO’s written pre-approval.

1 A “foreign official” includes: any officer or employee of or person acting in an official capacity for or on behalf of a foreign government or any department, agency, or instrumentality thereof, or of a public international organization; any employee or official of any court system, government regulatory or financial bodies, state-owned or controlled enterprises, and sovereign wealth funds; and foreign political parties and candidates for office.

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5	POLITICAL CONTRIBUTIONS AND PAY TO PLAY

5.1	INTRODUCTION

The Advisers Act’s “Pay to Play Rule” restricts Infusive and its Employees from making U.S. political contributions that may appear to be made for pay to play purposes, regardless of the Employee/contributor’s intent. The SEC uses the phrase “pay to play” to refer to arrangements whereby investment advisers make political contributions or related payments to government officials in order to be awarded with, or afforded the opportunity to compete for, contracts to manage the assets of public pension plans and other government accounts.

The Pay to Play Rule generally creates: (i) a 2-year time-out from receiving compensation for providing advisory services to a state and local government entity after political contributions have been made to government officials that are involved in awarding advisory contracts to manage the assets of state or local pension funds; (ii) a prohibition on soliciting or coordinating certain political contributions and/or payments, and (iii) a prohibition from paying certain third parties from soliciting state and local government entities.

5.2	PAY TO PLAY POLICY

Infusive’s “Pay to Play Policy” provides that any contribution 2 (i) to candidates running for U.S. state or local political office, (ii) to candidates running for U.S. federal office who currently hold a U.S. state or local political office, or (iii) to political parties or PACs that may contribute to such campaigns (collectively, a “Political Contribution”) by the Firm or its Employees must be made in compliance with applicable law.

Infusive will not make Political Contributions or otherwise endorse or support political parties or candidates (including through intermediary organizations such as PACs or campaign funds) with the intent of directly or indirectly influencing any investment management relationship. Under no circumstances may an Employee engage in any of the foregoing activities indirectly, such as by funneling payments through third parties including, for example, attorneys, family members, friends or companies affiliated with the Firm as a means of circumventing the Pay to Play Rule. 3 Employees will be required to complete Quarterly Compliance Attestations to confirm that they are complying with Infusive’s Political Contributions policy.

5.3	PRE-APPROVAL OF POLITICAL CONTRIBUTIONS

Infusive prohibits Employees from making political contributions to local, state or federal officials and/or political parties and affiliates without the CCO’s written pre-approval. Employees are required to obtain pre-approval from the CCO by completing a “Political Contribution Pre-Approval Request Form” (maintained by the CCO and included as Appendix B) hereto before making a Political Contribution.

2  “Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. state, local or federal office (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities).

3  The Pay to Play Rule contains a “catch-all” provision that prohibits indirect acts, which if done directly would violate the Rule.

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5.4	NEW EMPLOYEE CERTIFICATION

When an individual is employed by Infusive, the Firm must “look back” to that Employee’s prior Political Contributions. If the Employee is involved in soliciting Clients for Infusive, then the Firm is required to look back at the Employee’s Political Contributions for two years. If the Employee is not involved in soliciting Clients for Infusive, then the Firm is only required to look back six months. The CCO will determine whether any such past Political Contribution will affect Infusive’s business. Upon joining the Firm, each new Employee must complete a “New Hire Political Contributions Certification” (attached hereto as Appendix C).

6	EMPLOYEE INVESTMENT POLICY

6.1	GENERAL POLICY

Infusive has adopted an “Employee Investment Policy” that is applicable to its “Access Persons.” The term “Access Person” refers to anyone (other than an Employee to whom the Employee Investment Policy already applies) who performs the following functions:

•	Has access to nonpublic information regarding any Clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any “reportable fund”; [4] or
•	Is involved in making securities recommendations to Clients, or has access to such recommendations that are nonpublic.

The CCO shall identify all Access Persons who are required to make 17j-1 reports and inform those Access Persons of their reporting obligations. Infusive will maintain all records as required by Rule 17j-1 of the Investment Company Act of 1940 and Rules 204A-1 and 204-2 of the Investment Adviser’s Act of 1940, including records of the following for 5 years:

a)	a copy of each code of ethics;
b)	records of each Code violation;
c)	a copy of each Access Person report;
d)	a copy of annual compliance reports; and
e)	records of decisions, and reason(s) therefore, to permit investments in limited offerings (and IPOs if the Adviser were to ever allow such investments in the future).

6.2	DEFINITION OF COVERED ACCOUNT

This policy applies to all “Covered Accounts” of Employees, including accounts maintained by or for:

•	The Employee’s spouse or domestic partner (except a spouse or partner with a valid separation/divorce decree) and minor children;
•	The Employee’s immediate family members [5] sharing the same household;

4  The term “reportable fund” means (i) any fund which an adviser serves as an investment adviser as defined in Section 2(a)(2) of the Investment Company Act of 1940, as amended; or (ii) any fund whose investment adviser or principal underwriter controls the adviser, is controlled by the adviser, or is under common control with the adviser.

5  Immediate family member means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

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•	Any persons to whom the Employee provides primary financial support and either (i) whose financial affairs are managed by the Employee or (ii) for whom the Employee holds discretionary authority over financial accounts; and
•	Any accounts for entities in which the Employee has a 25% or greater beneficial interest or exercises effective control.

It is the Employee’s responsibility to ensure that his or her spouse, family members sharing the same household and persons to whom the Employee provides primary financial support are aware of this policy and adhere to it.

6.3	DEFINITION OF NON-DISCRETIONARY ACCOUNT

A “Non-Discretionary Managed Account” is an account over which the Employee has no direct or indirect influence or control. This includes accounts for which an Employee has granted full investment discretion to an outside broker-dealer, bank, investment manager, or financial adviser. For an Employee to claim this status, sufficient documentation must be provided to the CCO to illustrate the investment relationship.

Non-Discretionary Managed Accounts are not deemed to be Covered Accounts for the purposes of this policy.

6.4	DEFINITION OF REPORTABLE SECURITY

“Reportable Securities” include a wide variety of investments such as stocks, bonds, fixed income, options, warrants, futures, currencies, and derivatives. A Reportable Security also includes all Exchange Traded Funds (“ETFs”) and Exchange Traded Notes (“ETNs”). A Reportable Security does not include:

•	Transactions and holdings in direct obligations of the U.S. government;
•	Money market instruments defined as bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;
•	Shares issued by money market funds;
•	Shares issued by open-end funds (mutual funds); provided that such funds are not advised by the Firm or an affiliate and such fund’s advisor or principle underwriter is not controlled or under common with the firm; and
•	Units of a unit investment trust; if the unit investment trust is invested exclusively in one or more open-end funds, provided that such funds are not advised by the Firm or an affiliate and such fund’s adviser or principle underwriter is not controlled or under common control with the Firm.

6.5	PROHIBITED TRANSACTIONS

Employees and Covered Accounts are permitted to maintain personal brokerage accounts for the purpose of trading single name securities, including; equity securities, options on equities, publicly-traded bonds or other fixed income or debt investments (including derivatives), futures or commodities. Employees are prohibited from personally, or on behalf of a Client, purchasing or selling any securities that appear on the Firm’s Restricted List (see Section 6.12 below). In addition, Employees and Covered Accounts are permitted to liquidate positions held at the time of employment (a “Liquidating Trade”) subject to pre-clearance by the CCO. Employees are prohibited from participating in Initial Public Offerings (“IPOs”). The CCO will monitor all transactions to ensure there are no violations of this section.

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6.6	PRE-APPROVAL OF LIQUIDATING TRADES

Employees may retain equity positions acquired prior to their employment, but must obtain the CCO’s consent in order to sell any such positions. Employees must obtain the CCO’s pre-approval for all Liquidating Trades for any Covered Account(s) using the “Liquidating Trade Pre-Approval Request Form” attached hereto as Appendix D. The CCO must obtain pre-approval from one of the Board of Directors for any of his personal Trades.

6.7	PRE-APPROVAL OF ALL TRADES

Employees must obtain the CCO’s pre-approval to trade any single name security. Such trades are subject to a 60-day holding period. The CCO will ensure that the security is not on the Firm’s restricted list and will monitor trading to for 60-day hold of each security.

6.8	EXEMPTION FROM REPORTING ON AUTOMATIC INVESTMENT PLANS

An Employee is not required to submit a Holdings Report or a Quarterly Transaction Report with respect to transactions effected pursuant to an automatic investment plan 6.

6.9	REPORTING OF EMPLOYEE’S HOLDINGS AND TRANSACTIONS

Employees are required to periodically report their personal securities transactions and holdings to the CCO. Upon commencement of employment with the Firm, Employees must provide the CCO with the names of any brokerage firms or banks where the Employee has an account in which any securities, futures or commodities are held. This includes, but is not limited to, 401(k), IRA and 529 account plans.

6.9.1	INITIAL HOLDINGS REPORT

Each new Employee must provide the CCO with an “Initial Holdings Report” attached hereto as Appendix E for Covered Accounts and Non-Discretionary Managed Accounts, as well as any Limited Offerings. 7 The Initial Holdings Report must be submitted within ten (10) days of his or her commencement of employment and the report must be current as of a date not more than 45 days prior to the individual being hired.

6.9.2	ANNUAL HOLDINGS REPORT

Each Employee must provide the CCO with an “Annual Holdings Report” (and, together with the Initial Holdings Report, the “Holdings Reports”) attached hereto as Appendix E for disclosing Covered Accounts and Non-Discretionary Managed Accounts, as well as any Limited Offerings, containing the same information required in the Initial Holdings Report as described above. The Annual Holdings Report must be submitted by February 14 and must be current as of a date not more than 45 days prior to the date that the Annual Holdings Report is submitted.

6.9.3	DUPLICATE BROKERAGE STATEMENTS (QUARTERLY TRANSACTION REPORT)

Under the Code of Ethics Rule, Infusive is required to obtain a “Quarterly Transaction Report” from its Employees. However, the Code of Ethics Rule permits Employees to submit brokerage statements

6  “Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

7   “Limited offering” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505, or Rule 506, under the Securities Act of 1933.

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in lieu of the Quarterly Transaction Report. Therefore, Infusive requires Employees to instruct their brokerage firm(s) to submit duplicate brokerage account statements for all Covered Accounts directly to the CCO. In the event that an Employee’s brokerage firm does not submit the Employee’s brokerage statements directly to the CCO, Employees are required to provide the CCO with copies of their monthly or quarterly brokerage account statements relating to each Covered Account. Brokerage statements must be submitted within 30 days of the end of the calendar quarter.

6.9.4	NEW ACCOUNTS

Employees must notify the CCO promptly (but in any event within ten (10) business days) in writing (email will suffice) if the Employee opens any new account with a brokerage firm or custodian, or moves an existing account to a different brokerage firm or custodian. On a quarterly basis, employees will confirm no new accounts have been opened or existing accounts have been closed.

6.10	LIMITED OFFERINGS

Pursuant to Infusive’s “Limited Offerings Policy,” Employees and their immediate family members must obtain the CCO’s written pre-approval before entering into “Limited Offerings,” also known as private placements, using the form attached hereto as Appendix F. Limited Offerings include investments in private investment partnerships, interests in oil and gas ventures, real estate syndications, participations in tax shelters, and shares issued prior to a public distribution.

Prior to making the initial or any follow-on investment, the Employee must arrange for the CCO to review and obtain any private placement memorandum, subscription agreements or other like documents pertaining to the investment. Where confirmations and statements or other like documents are not available from the issuer, the Employee must promptly inform the CCO of any changes in the investment and provide the CCO with a brief written yearly update.

Employees will be required to complete Quarterly Compliance Attestations to confirm that they are complying with Infusive’s Limited Offerings Policy.

6.11	SPECIFIC ACCOUNT EXEMPTIONS

Any Employee who wishes to seek an exemption of a specific Covered Account from coverage under the Code must contact the CCO for an exemption/waiver request. The CCO will make a determination of whether such exemption/waiver would be in the best interests of the Firm’s Clients. The CCO will prepare a written memorandum of any exemption/waiver granted, describing the circumstances of, and reasons for, the exemption/waiver. The CCO must obtain the pre-approval from one of the Board of Directors for any account exemption requests he makes.

6.12	REVIEW AND RETENTION OF REPORTS

The CCO shall review the Holdings Reports, duplicate brokerage statements (in lieu of Quarterly Transaction) Reports and any successful pre-approval forms to determine whether any violations of Infusive’s policies or of the applicable securities laws have occurred. If there are any discrepancies between holdings reports, transaction reports or preclearance forms, the CCO shall contact the responsible Employee to resolve the discrepancy. If the Firm determines that an Employee has violated the Code, such Employee may be subject to disciplinary action or restrictions on further trading.

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6.12.1	ESCALATION OF VIOLATIONS AND SANCTIONS

Upon discovering a violation of the procedures contained in this Code, the CCO will notify the Board of Directors and the Firm may impose sanctions as it deems appropriate.

6.12.2	CONFIDENTIALITY

The CCO and any other designated compliance personnel receiving reports of an Employee’s holdings and transactions under this Code will keep such reports confidential, except to the extent that Infusive is required by law to disclose the contents of such reports to regulators.

6.13	OUTSIDE BUSINESS ACTIVITIES POLICY

Pursuant to Infusive’s “Outside Business Activities Policy,” Employees must also obtain the CCO’s written pre-approval before engaging in outside business activities. An “Outside Business Activity” includes being (whether or not on behalf of the Firm) an officer, director, limited or general partner, member of a limited liability company, employee or consultant of any non-Firm entity or organization. Employees wishing to enter into or engage in an Outside Business Activity must obtain the required written approval using the “Outside Business Activity Pre-Approval and Insider Disclosure Statement” attached hereto as Appendix G. In addition, Employees will provide information about potential conflict of interest relationships.

As a general rule, the CCO will not approve requests for an employee to serve on the Board of a company in which the Infusive Consumer Alpha Global Fund holds an investment as this is prohibited pursuant to SPT’s Service as a Director Policy (Appendix L to the Compliance Manual).

Employees will be required to complete Quarterly Compliance Attestations to confirm that they are complying with Infusive’s Outside Business Activities Policy.

6.14	THE RESTRICTED LIST

The CCO may place certain securities on a “Restricted List.” Employees are prohibited from personally, or on behalf of a Client, purchasing or selling securities that appear on the Restricted List. A security may be placed on the Firm’s Restricted List for a variety of reasons including, but not limited to:

•	Infusive or an Employee is in possession of material, nonpublic information (“MNPI”) about an issuer (see Section 7 – INSIDER TRADING);
•	An Employee is in a position, such as a member of an issuer’s board of directors, that may be likely to cause the Firm or such Employee to receive MNPI;
•	Infusive has executed a non-disclosure or similar agreement with a specific issuer that restricts trading in that issuer’s securities;
•	An Employee trading in the security may present the appearance of a conflict of interest or an actual conflict of interest;
•	An investor relationship that involves a senior officer or director of an issuer, a “Value-Added Investor,” may present the appearance of a conflict of interest or an actual conflict of interest;
•	Any Security which at the time of such transaction is:
o	being considered for purchase or sale by a Client,
o	being purchased or sold by a Client, or
o	at the time of such proposed transaction, held for the account of one or more Clients.

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The CCO is responsible for maintaining the Restricted List and securities will remain on the Restricted List until such time as the CCO deems their removal appropriate.

7	INSIDER TRADING

7.1	INTRODUCTION

Insider trading is prohibited primarily by Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, Section 204A of the Advisers Act requires investment advisers to adopt, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material nonpublic information (“MNPI”) by the Firm or any of its Employees or affiliates.

The term “Insider Trading” generally means one or more of the following activities (with definitions (capitalized terms) following):

•	Trading while in possession of MNPI received from an Insider;
•	Trading while in possession of MNPI received from a Temporary Insider where the information (i) was disclosed by the Temporary Insider in violation of the Temporary Insider’s duty to keep the information confidential or (ii) was misappropriated by the Temporary Insider;
•	Recommending the purchase or sale of securities while in possession of MNPI; or
•	Communicating MNPI to others (i.e., “Tipping,” see below).

7.2	PENALTIES FOR INSIDER TRADING

Trading securities while in possession of MNPI or improperly communicating that information to others may expose an Employee to stringent penalties including fines and jail terms. The SEC can also recover profits gained or losses avoided through insider trading, impose a penalty of up to three times the illicit windfall, and issue an order permanently barring the Employee from the securities business. An Employee can also be sued by investors seeking to recover damages for Insider Trading. In addition, any violation of the Code’s Insider Trading Policy (see below) can be expected to result in serious sanctions by Infusive, including termination of employment. In addition, under certain circumstances, the Firm may also be liable for Insider Trading conducted by Employees and, even if the Firm is not found guilty of insider trading, the reputational damage resulting from the allegation alone may cause the Firm irreparable harm.

7.3	DEFINITIONS

7.3.1	NONPUBLIC INFORMATION

Information is considered nonpublic if it has not been broadly disseminated to investors in the marketplace. Direct evidence of dissemination is the best indication that information is “public,” for example, if the information has been made available to the public through publications of general circulation (i.e., The Wall Street Journal) or in a public disclosure document filed with the SEC (i.e., a Form 8K). There is no set time period between the information’s release and the time it is considered to be fully disseminated into the marketplace. The speed of dissemination depends on how the information was communicated.

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7.3.2	MATERIAL INFORMATION

Information is material if there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision. This may include earnings information, merger and acquisition information, significant changes in assets, and significant new products or discoveries.

7.3.3	INSIDER AND TEMPORARY INSIDER

The term “Insider” is construed by the courts to refer to an individual or entity that, by virtue of a fiduciary relationship with an issuer of securities, has knowledge of, or access to, MNPI. This may include an officer, director or employee of a company, as well as any controlling shareholder. In addition, a person can be a “Temporary Insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and, as a result, is given access to information. Temporary insiders include, among others, the Firm’s attorneys, accountants, consultants, financial advisors, and lending officers, and the employees of these organizations. An asset management Employee may be considered a Temporary Insider depending on the facts and circumstances.

7.3.4	TIPPER / TIPPEE LIABILITY

An Employee (the “Tipper”) who does not trade the security but learns of MNPI from an Insider or Temporary Insider, and then shares the MNPI with someone else (the “Tippee”) who then does trades that security, may be liable for the trading done by the Tippee. It therefore is important never to pass on MNPI to anyone else who may trade while in possession of MNPI or who may pass it on to others that may trade. The Tippee may be subject to liability for insider trading if the Tippee knows or should have known that the Tipper breached a duty of trust or confidence.

7.4	BREACH OF DUTY

Insider Trading liability is premised on a breach of fiduciary duty, or similar relationship of trust or confidence. In addition to an Insider, the prohibition against Insider Trading can apply to a person even if that person has no employment with the issuer of the securities that are traded, such as a Temporary Insider.

7.5	FIRM’S INSIDER TRADING POLICY

Infusive’s “Insider Trading Policy” applies to every Employee and extends to activities outside the scope of his or her duties at the Firm. Infusive forbids any Employee from engaging in any activities that would be considered illegal Insider Trading. Any questions regarding this Insider Trading Policy must be referred to the CCO.

7.6	PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING

Before trading on their own behalf or for others, each Employee should ask himself or herself the following questions regarding information in his or her possession:

•	Is the information nonpublic? Is the information material? If, after consideration of the above, an Employee believes that the information is material and nonpublic, or if an Employee has questions as to whether the information is material and nonpublic, he or she should take the following steps:
o	Report the potential MNPI immediately to the CCO;
o	Do not communicate the information inside or outside of the Firm, other than to the CCO.

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o	Do not purchase or sell the securities either on behalf of himself or herself or on behalf of others; and
•	After the CCO has reviewed the issue, the Employee will be instructed either to continue with the transaction or document the prohibition against communication and trading.

Additionally, as discussed in Section 6 – “Employee Investment Policy,” Employees are required to disclose the existence and location of all personal trading accounts and to arrange for copies of all Covered Account brokerage statements to be sent from the outside financial institution to the Firm’s CCO. Such statements will be reviewed by the CCO.

Employees will be required to complete Quarterly Compliance Attestations to confirm that they are complying with Infusive’s Insider Trading Policy.

7.7	COMPLIANCE RESPONSIBILITIES

The CCO, with the assistance of Optima Partners, will discuss Infusive’s Insider Trading Policy during the Compliance Training Meetings to ensure that all Employees are properly trained and aware of the required reporting procedures. Upon learning of a potential violation of the Insider Trading Policy, the CCO will promptly prepare a confidential written report to be discussed with the Board of Directors. The report will describe who violated the policy, how it is believed to have been violated, and will provide recommendations for further action. The CCO will check the Restricted List against pre-approval requests for Liquidating Trades.

7.8	POLICY ON HANDLING MARKET RUMORS

7.8.1	OBJECTIVE AND GENERAL POLICY

Infusive has adopted this “Market Rumors Prevention Policy” that sets out the Firm’s strict prohibition against employees spreading unverified rumors that may have a manipulative impact on the market.

Some information about issuers is spread by “word of mouth” among market participants. Market information of that sort can be useful in making investment decisions, provided it doesn’t involve the misuse of MNPI. Initiating or spreading unfounded rumors, however, is potentially a form of market manipulation (see the Firm’s “ Market Manipulation Prevention Policy”). Infusive defines a “Market Rumor” as any unverified account or explanations circulating from person to person that pertains to a market or company event or issue.

The SEC (and other regulators) investigate the spreading of Market Rumors and other manipulative conduct. There is somewhat greater regulatory attention given to negative Market Rumors, because that is the area in which issuers exert pressure for greater control, but the legal standard should be the same regardless of the long or short impact.

7.8.2	PROHIBITED CONDUCT

The following conduct is expressly prohibited under this Policy:

•	Originating Market Rumors.
•	Spreading Market Rumors about the Firm’s competitors in order to attract new business or new investors.
•	Stating or implying that a statement is based in fact, when employees knows or should know that the statement is a Market Rumor.

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•	Disseminating a Market Rumor for any purpose other than “testing” (see below) or assessing it for the purpose of the Firm’s investment research. For example, passing along a Market Rumor as a favor to another market professional is prohibited and may implicate the involved employee in market manipulation or other fraud.
•	Taking any steps to “publish” a Market Rumor (for example, referring to the Market Rumor in an Internet discussion forum), even if the employee believes that the Market Rumor could be true.

7.8.3	“TESTING” PROCEDURE

“Testing” calls should begin by asking the other party what he or she is hearing with regard to a particular situation. This approach will avoid, to the extent possible, passing on a Market Rumor and creating the appearance that Infusive is engaged in spreading Market Rumors. If an employee conveys to the other party what he or she has heard, the employee is required to (i) indicate what he or she has heard without changing the Market Rumor or adding any credibility or embellishment to it; and (ii) identify the information as a Market Rumor that the employee has not been able to verify. Further, to the extent that the employee is uncertain as to the truth of the Market Rumor, the employee should state that uncertainty to the other party.

7.8.4	RECORDKEEPING AND OVERSIGHT

The CCO will periodically review orders and transactions, via surveillance reports, to monitor compliance with this Policy on Handling Market Rumors.

8	WHISTLEBLOWER POLICY

8.1	INTRODUCTION

Pursuant to Infusive’s “Whistleblower Policy,” it is the responsibility of all Employees to comply with the Firm’s policies and applicable law and to report violations or suspected violations, including, but not limited to, instances of financial impropriety or irregularity, dishonest activity or any other conduct that is prohibited by the Firm’s policies or applicable law. All persons making reports or complaints pursuant to this Whistleblower Policy will be protected from retaliation under the Firm’s Non-Retaliation Policy that is a part of this Whistleblower Policy. The Whistleblower Policy is intended to encourage and enable employees and others to raise serious concerns within Infusive prior to seeking resolution outside of the Firm.

Infusive encourages Employees to share their questions, concerns, suggestions, or complaints with someone who can address them properly. In most cases, an Employee’s direct supervisor is in the best position to address an area of concern. However, if an Employee is not comfortable speaking with his or her supervisor, or an Employee is not satisfied with his or her supervisor’s response, the Employee is encouraged to speak with the CCO.

All suspected violations will be investigated by the Firm. The CCO is responsible for promptly investigating and resolving all reported complaints or allegations of violations of the Firm’s policies and/or applicable laws. The CCO, at his discretion, may advise the Board of Directors of any allegations. Any Employee filing a complaint concerning a violation or suspected violation of the Firm’s policies or the law must act in good faith and have reasonable grounds for believing that the information disclosed indicates a violation. Any allegation that proves to have been made maliciously or knowingly to be false will be viewed as a serious disciplinary offense.

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8.2	NON-RETALIATION POLICY

Infusive forbids retaliation against anyone who, in good faith, reports or complains, assists in making a complaint, or cooperates in an investigation of financial impropriety or irregularity, dishonest activity or any other conduct that is prohibited by the Firm’s policies or applicable law. Any Employee participating in an investigation is required to keep all interviews and other details of the investigation confidential to the fullest extent practicable and to refrain from discussing such matters with anyone, other than those individuals conducting or directing the investigation. Nothing in this policy prohibits an Employee from making a report, complaint, or charge to any governmental agency or from communicating with a governmental agency in connection with a report, complaint, or charge (see “SEC’s Whistleblower Program,” below). Any Employee who retaliates against another employee in violation of this policy will be subject to discipline, up to and including immediate termination.

If, after investigating any complaint, the Firm determines that the complaint is frivolous and was not made in good faith or that an employee intentionally provided false information regarding the complaint, disciplinary action may be taken against the individual who filed the complaint or who gave the false information, up to and including termination.

8.3	SEC’S WHISTLEBLOWER PROGRAM

The SEC’s “Whistleblower Program” provides monetary incentives for individuals to come forward and report possible violations of the federal securities laws to the SEC. Under the SEC’s Whistleblower Program, eligible whistleblowers are entitled to an award of between 10% and 30% of the monetary sanctions for information that leads to a successful SEC action resulting in an order of monetary sanctions exceeding $1 million. An “eligible whistleblower” is a person who voluntarily provides the SEC with original information about a possible violation of the federal securities laws that has occurred, is ongoing, or is about to occur. Employees are eligible for an award for information reported internally if the information is reported to the SEC (by either the employee or the Firm) within 120 days of the employee’s internal reporting. Infusive encourages employees to follow the Firm’s Whistleblower Policy and to submit any inquiries regarding the SEC’s Whistleblower Program to the CCO.

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APPENDIX A – EMPLOYEE ACKNOWLEDGEMENT OF RECEIPT AND COMPLIANCE ATTESTATION

All Employees are required to read this Code of Ethics and acknowledge having understood its contents by printing out this page, entering their name, signing and dating it and returning it to the CCO.

I do hereby acknowledge that I have received and read the Code of Ethics. I understand its content and agree to the policies and procedures set forth therein. I have had the opportunity to ask the CCO questions and I have received adequate responses. I am aware of the penalties for violation of these policies and I agree to them.

Name: ________________________________________

Signature: _____________________________________

Date: _________________________________________

APPENDIX B – POLITICAL CONTRIBUTION PRE-APPROVAL REQUEST FORM

Name and Title of Employee:

___________________________________________________________________________________________________________________

Place of principal residence (city and state):

___________________________________________________________________________________________________________________

Employees of Infusive Asset Management, Inc. (including an Employee’s spouse, domestic partner, minor children and other immediate family members living in the Employee’s household) are required to obtain written pre-approval from the CCO for any direct or indirect Contribution 8 to be made by the Employee to a public official of a government entity (including any state, city, county or other political subdivision and any instrumentality thereof) or candidate for such office, including to any political party or any election committee for the person.

8 “Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal office (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), U.S. state or local office, including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities). Note that you must disclose contributions made by a spouse, domestic partner, minor children and other immediate family members living in your household.

Infusive Code of Ethics - April 2019	Page 16

The undersigned requests pre-approval with respect to the following Contribution:

Name of candidate/political party/political action committee to whom Contribution will be made (for candidates, include name, title and any city/county/state or other political subdivision affiliation):

___________________________________________________________________________________________________________________

Expected date and form of Contribution (i.e., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

___________________________________________________________________________________________________________________

Office to which candidate seeks election:

___________________________________________________________________________________________________________________

Candidate’s position at time of Contribution:

___________________________________________________________________________________________________________________

Contribution amount (or value of non-cash Contribution):

$__________________________________________________________________________________________________________________

To the best of your knowledge, does the position to which the candidate seeks election or the position currently held by the candidate: (a) involve direct or indirect responsibility for, or can he/she influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

____ Yes        ____ No

Have you made any other Contributions to this candidate, or payments on behalf of this candidate’s candidacy, during this election cycle?

____ Yes        ____ No

The undersigned hereby certifies that (i) all information provided herein is accurate and (ii) the Contribution for which the undersigned seeks pre-approval as set forth above will not be made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name: ____________________________________________________________________________________________________________

Signature: _________________________________________________________________________________________________________

Date: _______________________________

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Disposition of Pre-Approval Request

____ Request Approved** (Approval valid for 30 days from date set forth below)

**If request is approved, the Employee must complete the following section and return a copy of this form to the CCO:

Form of Contribution: ________________________________________________________________________________________________

Amount of Contribution: ______________________________________________________________________________________________

Date of Contribution: _____________________________________________________________

____ Request Denied (please consult the CCO for details)

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APPENDIX C – NEW EMPLOYEE POLITICAL CONTRIBUTION DISCLOSURE FORM

The Investment Advisers Act “Pay to Play Rule” puts restrictions on Infusive regarding certain political contributions or other payments made by its Employees. The Pay to Play Rule contains look back provisions which provide that contributions or payments made by Employees prior to joining an investment adviser can, in some instances, disqualify the adviser from receiving compensation for managing the assets of certain public pension funds. Accordingly, so that we may determine whether any contributions made by you prior to your employment with Infusive implicate Rule 206(4)-5, all prospective Employees must complete and return the attached form prior to commencing employment. Please direct any questions to the CCO.

Set forth below is each direct or indirect Contribution 1 made by the undersigned to an official of a government entity (including any state, city, county or other political subdivision and any instrumentality thereof) or candidate for such office, and each direct or indirect payment to a political party of a state or political subdivision thereof, in each case during the two-year period prior to the date of this Disclosure Form. Attach additional pages as necessary.

Name of individual (or entity) that made the Contribution:

___________________________________________________________________________________________________________________

Name of candidate/political party/political action committee to whom Contribution was made (for candidates, include name, title and any city/county/state/federal or other political subdivision affiliation):

___________________________________________________________________________________________________________________

Date and form of Contribution (i.e., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

___________________________________________________________________________________________________________________

Office to which candidate seeks or sought election:

___________________________________________________________________________________________________________________

1 “Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), state or local office, including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities). Note that you must disclose contributions made by a spouse, domestic partner, minor children and other immediate family members living in your household.

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Candidate’s position at time of Contribution:

___________________________________________________________________________________________________________________

Contribution amount (or value of non-cash Contribution):

$_________________________________________________

To the best of your knowledge, did or does the position to which the candidate sought election or the position held by the candidate at the time of the election: (a) involve direct or indirect responsibility for, or confer the ability to influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

____ Yes     ____ No

Has your spouse, domestic partner, minor children or other immediate family members living in your household made Contributions to the above referenced official/candidate?

____ Yes     ____ No

If yes, please provide details of such Contribution:

_________________________________________________________________

The undersigned hereby certifies that (i) all information provided herein is accurate and complete; and (ii) none of the Contributions or payments set forth above was made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name: ______________________________________________________________________________________________________________

Signature:___________________________________________________________________________________________________________

Date: _______________________________

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APPENDIX D – LIQUIDATING TRADE PRE-APPROVAL REQUEST FORM

Preclearance from the CCO is required for all transactions as set forth in the Employee Investment Policy contained in this Code of Ethics. The CCO will check the Firm’s Restricted List (as defined in the Code of Ethics) prior to granting approval. Please complete this form and return it to the CCO.

Employee Name: _________________________________________________

Account Holder(s): _______________________________________________

Relationship to Employee: __________________________________________

Type of Security: _________________________________________________

Issuer: _________________________________________________________

Instruction: Please indicate whether any buy transaction relates to an initial public offering (IPO).

Sell: ___________________        Quantity: _________________        Current Price: ________________

Sell: ___________________        Quantity: _________________        Current Price: ________________

Sell: ___________________        Quantity: _________________        Current Price: ________________

I REPRESENT THAT:

(i)	I am not in possession of material nonpublic information concerning or affecting the issuer(s);

(ii)	I am not aware of a pending research report involving or relating to the issuer(s);

(iii)	I am not aware of a material pending client or proprietary trade involving these securities;

(iv)	These trades conform to the Employee Investment Policy contained in the Infusive Asset Management, Inc. Code of Ethics; and

(v)	If approved, I understand that the authorization is valid only on the same business day as the approval.

Name _________________________________________

Signed ________________________________________

Date _________________________________________

APPROVAL: ___________________________________

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APPENDIX E – INITIAL/ANNUAL HOLDINGS REPORT

E. (1.) REPORTABLE SECURITIES HOLDINGS

Name of Employee: _______________________________________________________

The following sets forth all Covered Accounts and Non-Discretionary Managed Accounts (as defined in the Employee Investment Policy) holding Reportable Securities and Limited Offerings as of ___________________________________________________________________.

Broker,
Dealer or
		Bank			Date of
		Where		Discretionary	Statement
Name on	Relationship	Securities	Type of	or Non-	of Holdings
Account	to Employee	Held	Account	Discretionary	provided	Account Number

___      I have no Covered Accounts or Non-Discretionary Managed Accounts.

___      Please see the attached brokerage statement(s) provided to the CCO that contains information regarding the Reportable Securities (and to the extent applicable, Limited Offerings) above including the name on the account, title and type of securities held, security identifier/CUSIP, number of shares, amount held and the name of the broker, dealer or bank holding the positions on the covered person’s behalf.

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E. (2.) OTHER THAN-REPORTABLE SECURITIES HOLDINGS

Please list below all additional brokers, dealers or banks where the Employee or Covered Account that holds anything other than Reportable Securities. This includes, but is not limited to, 401K accounts, IRAs and 529 plans. Personal brokerage statements and statements for private investments do not have to be provided quarterly for securities that are not Reportable Securities, but the list of those accounts needs to be maintained with the CCO.

Please note that you are required to update the CCO promptly when a new Covered Account is opened or changed.

Broker,
Dealer or
		Bank			Date of
		Where		Discretionary	Statement
Name on	Relationship	Securities	Type of	or Non-	of Holdings
Account	to Employee	Held	Account	Discretionary	provided	Account Number

___      I have no accounts described above that need to be disclosed.

The undersigned hereby certifies that (i) all information provided herein is accurate and complete; and (ii) he or she has not engaged in any transactions that would violate the Employee Investment Policy.

Name: _________________________________________________________________________________________________________________

Signature: ______________________________________________________________________________________________________________

Infusive Code of Ethics - April 2019	Page 23

Date: _______________________________

APPENDIX F – LIMITED OFFERINGS PARTICIPATION REQUEST FORM

Employee name: __________________________________________________________________________________________________

Name of Organization: ______________________________________________________________________________________________

Nature of Business: _______________________________________________________________________________________________

Legal Status of Entity (corporation, LP, LLC): ____________________________________________________________________________

Business Address: ________________________________________________________________________________________________

Principals: ______________________________________________________________________________________________________

___Publicly Traded     ___Privately Placed      ___Non-Profit

To the best of your knowledge, does the company or any of its affiliates conduct or plan to conduct business with the Firm? ____ Yes ____ No

If yes, please explain:

To the best of your knowledge, has the company or anyone associated with the company been the subject of a disciplinary proceeding issued by a securities regulatory authority, or been found guilty of a criminal offense within the last ten years? ___ Yes ___ No

If yes, please explain:

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Description of Limited Offering Transaction

(Please provide CCO with purchase and/or subscription agreement and related documentation)

Type and amount of securities you are investing in:

Indicate the total dollar amount of your investment:

Do you own any other securities of the company or its affiliates? ___ Yes ___ No

If yes, please explain:

Estimate your total equity ownership interest in the company: ______ %

Through your investment do you have the right to participate in management, or the right to board membership or board observation rights? ___ Yes ___ No

If yes, please explain:

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APPENDIX G – OUTSIDE BUSINESS ACTIVITY PRE-APPROVAL AND INSIDER DISCLOSURE STATEMENT

Outside Affiliations

1.	Other businesses in which I am engaged (i.e., take an active role):

	Name of Business	Role

	Name of Business	Role

2.	Entities by which I am employed or receive compensation:

	Name of Entity	Affiliation or Title

	Name of Entity	Affiliation or Title

3.	Business organizations in which I am an officer, director, partner or employee:

Public Co. ☐ Yes ☐ No

	Name of Entity	Affiliation or Title

Public Co. ☐ Yes ☐ No

	Name of Entity	Affiliation or Title

4.	Describe interests in any securities, financial or kindred business:

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5.	Do you own a significant position in any publicly held company’s securities? Describe:

Insider Disclosure

Please indicate below whether you or any member of your immediate family is an executive officer, director or 5% or greater stockholder of a public company?

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name:

Signature:

Date:

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DISCLAIMER

This document and its contents are for internal use only by the staff of Infusive Asset Management Inc. and its affiliated entities:

1)	Infusive PLC
2)	Infusive Insight (UK) Limited
3)	Infusive MD

for the purposes of Infusive Asset Management business only. The document should not be given or sent to anyone outside of Infusive Asset Management Inc., or an affiliated entity, without prior compliance approval. You may not take or retain any copies of this document (including in electronic form) if you leave Infusive Asset Management Inc. or any of its affiliated entities. Any recommendations or advice on investments is produced for internal purposes only and not for clients.

No liability whatsoever (including, without limitation, for direct or indirect, special, punitive or consequential or any other damages) is accepted to recipients acting independently on the contents of this document. Infusive Asset Management Inc. makes no representations or warranties in relation to the contents of this document (including, without limitation, any indicative valuations) or as to the completeness or accuracy of anything in this document. All information is subject to change without notice.

Infusive Code of Ethics - April 2019	Page 28

infusive

Conrad Levy

Group COO & CCO

60 East 42nd Street

Suite 1840

New York, NY 10165

United States

Telephone: +1 646 585 9612

+44 20 3917 5948

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